THE MEMBERSHIP INTEREST SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME WITHOUT SUCH REGISTRATION AND QUALIFICATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER OF THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED. THERE ARE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER, AS SET FORTH IN THE OPERATING AGREEMENT. IN ADDITION, IN NO EVENT MAY UNITS BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON WHO IS NOT A RESIDENT OF CALIFORNIA FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE THEREOF BY THE COMPANY.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED BY THE COMMISSIONER'S RULES.

                               OPERATING AGREEMENT

                                       OF

                           LAKESIDE MORTGAGE FUND, LLC

      THIS OPERATING AGREEMENT ("Agreement") is made and entered into effective as of February 24, 2003, by and among Lakeside Financial Group, Inc., a California corporation ("Manager"), and such persons as may be admitted as members pursuant to the terms hereof ("Members").

                                    ARTICLE I
                                   DEFINITIONS

      Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

      1.1 "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person, (iii) any officer, director, manager or general partner of such Person, or (iv) any Person who is an officer, director, manager, general partner, trustee, or holder of ten percent (10%) or more of the voting securities of, any Person described in clauses (i) through
(iii) of this sentence.

      1.02 "Agreement" shall mean this Operating Agreement, as the same may hereafter be amended from time to time.


      1.03 "Articles" shall mean the Articles of Organization for the Company originally filed with the California Secretary of State and as amended from time to time.

      1.04 "Bankruptcy" shall mean: (a) the filing of an application by a Member for, or his or her consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay his or her debts as the debts become due within the meaning of
Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his or her inability to pay his or her debts as they become due.

      1.05 "Capital Account" shall mean, with respect to any Member, the capital account maintained for such Member in accordance with the following provisions:

            (a) To each Member's Capital Account there shall be credited such Member's capital contributions, such Member's distributive share of Profits, and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

            (b) To each Member's Capital Account there shall be debited the amount of cash, such Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

            In the event any interest in the Company is transferred according to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferror to the extent it relates to the transferred interest.

            The provisions of this Section 1.05 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.7041(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event it is necessary to modify the manner in which the Capital Accounts are computed in order to comply with such regulations, the Manager shall make such modifications. The Manager shall adjust the amounts debited or credited to the Capital Accounts with respect to (i) any property contributed to the Company or distributed to any Member and (ii) any liabilities that are secured by such contributed or distributed property or that are assumed by the Company in the event the Manager shall determine that such adjustments are necessary or appropriate pursuant to Treasury Regulations Section 1.7041(b)(2)(iv). The Manager shall also make appropriate modifications if unanticipated events cause this Agreement not to comply with Treasury Regulations Section 1.7041(b).

      1.06 "Cash Available for Distribution" shall mean an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Company assets during any calendar month over the accrued operating expenses, depreciation and amortization of the Company during such month, including any adjustments for bad debt reserves or deductions (including reasonable reserves) as the Manager may deem appropriate, all determined in accordance with generally accepted accounting principles.

      1.07 "Code" shall mean the Internal Revenue Code of 1986, as amended, and corresponding portions of any subsequent federal revenue laws.

      1.08 "Company" shall mean Lakeside Mortgage Fund, LLC, a California limited liability company.

      1.09 "Economic Interest" shall mean the right to receive distributions of the Company's assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company, or except as provided in Section 17106 of the Corporations Code, any right to information concerning the business and affairs of the Company.

      1.10 Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.

      1.11 "ERISA Plan Investor" shall mean any Member that is a pension or profitsharing plan, Keogh Plan, 401(k) plan, Individual Retirement Account or other employee benefit plan qualified under the Employee Retirement Income Security Act of 1974, as amended.

      1.12 "Fiscal Year" shall mean a calendar year ending December 31.

      1.13 "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

            (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property other than money, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their interests in the Company; and
(iii) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B); and

            (c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      1.14 "Gross Assets Under Management"shall mean the total Fund Capital, including all cash, notes (at book value), real estate owned (at book value), accounts receivable, advances made to protect loan security, unamortized organizational expenses and any other Fund assets valued at fair market value.

      1.15 Loan Portfolio" shall mean the aggregate unpaid principal balance of all mortgage loans or portions thereof held by the Company, including the Company's basis in any real property acquired by foreclosure or deed in lieu of foreclosure.

      1.16 "Majority Interest of the Members" shall mean one or more Percentage Interests of Members, or a specified group of Members, which taken together exceed fifty percent (50%) of the aggregate of all Percentage Interests, or of all Percentage Interests held by such specified group of Members, on the first day of the current calendar month.

      1.17 "Manager" shall mean Lakeside Financial Group, Inc., a California corporation, or any person or entity substituted in place thereof as Manager pursuant to this Agreement.

      1.18 "Members" shall mean the purchasers of Units admitted to the Company as Members, and "Member" shall mean any one of the Members.

      1.19 "Membership Interest" shall mean a Member's entire interest in the Company and all rights, benefits and privileges pertaining thereto.

      1.20 ""Percentage Interest" shall mean the respective percentage interest of a Member determined as of the first day of each calendar month by dividing a Member's current Capital Account by the total outstanding Capital Accounts of all Members.

      1.21 "Person" shall mean both natural and legal persons, including any unincorporated association or entity, as the context may require.

      1.22 "Profits" and "Losses" shall mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section shall be added to such taxable income or loss;

            (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.7041(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section, shall be subtracted from such taxable income or loss; and

            (c) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

      1.23 "Units" shall mean the Membership Interests in the Company issued to Members upon their admission to the Company.

                                   ARTICLE II
                           ORGANIZATION OF THE COMPANY

      2.01 Formation. The parties hereto hereby agree to form a limited liability company, pursuant to the provisions of the BeverlyKillea Limited Liability Company Act, codified in the California Corporations Code, Section 17000 et seq., as the same may be amended from time to time (the "Act").

      2.02 Name. The name of the Company shall be "Lakeside Mortgage Fund, LLC."

      2.03 Place of Business. The principal place of business of this Company shall be located at 443 Redcliff Drive, Suite 240, Redding, California 96002, until changed by designation of the Manager, with notice to all Members.

      2.04 Purpose. The primary purpose of this Company shall be to make and invest in loans to members of the general public secured by deeds of trust on real property located primarily in the State of California and to do any and all things relating or incidental thereto.

      2.05 Term. The Company shall be deemed to be formed and its term shall commence as of the day the Articles are filed with the California Secretary of State, and shall continue indefinitely until dissolved and terminated pursuant to the provisions of this Agreement or by operation of law.

      2.06 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager, acting by and through any of its executive officers, as his true and lawful attorneyinfact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

            (a) This Agreement, the Articles, and any amendments or cancellation thereof required under the laws of the State of California;

            (b) Any certificates, instruments and documents, including, without limitation, fictitious business name statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to be doing business; and

            (c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, the amendment of this Agreement, or the dissolution and termination of the Company.

      2.07 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned or the delivery of an assignment by the undersigned of a Membership Interest, provided that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument necessary to effect such substitution.

                                   ARTICLE III
                                   THE MANAGER

      3.01 Management by the Manager, Generally. Subject to any provisions of the Articles and this Agreement relating to actions required to be approved by the Members, if any, the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Manager. In addition to the general management authority provided under this Section and without in any way limiting the generality of the foregoing, the Manager shall have all necessary powers to manage and carry out the purposes, business and affairs of the Company, including, without limitation, the power to exercise and to authorize and direct the Company's or the Manager's officers (if any) to exercise, on behalf and in the name of the Company, all of the powers described in California Corporations Code Section 17003, including, without limitation, the following powers and authority:

            (a) To expend Company funds in furtherance of the business of the Company and to acquire and deal with assets upon such terms as it deems advisable, from Affiliates and other persons;

            (b) To offer additional Units for sale from time to time to determine the terms of the offering of Units, including the price thereof and the amount of discounts allowable or commissions to be paid and the manner of complying with applicable law;

            (c) To employ, at the expense of the Company, such agents, employees, independent contractors, attorneys and accountants as the Manager deems reasonable and necessary for any Company purpose;

            (d) To effect necessary insurance for the proper protection of the Company, the Manager or Members;

            (e) To prosecute, defend, pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands of or against the Company;

            (f) To bind the Company in all transactions involving the Company's property or business affairs, including the preparation and execution of all loan documents, the funding of loans, and the purchase and sale of notes;

            (g) To amend this Agreement with respect to the matters described in Subsections 12.05(a) through (g) below;

            (h) To determine the accounting method or methods to be used by the Company, which methods may be changed at any time by written notice to all Members;

            (i) To open accounts in the name of the Company in one or more banks, savings and loan associations or other financial institutions or money market funds, and to deposit Company funds therein, subject to withdrawal upon the signature of the Manager or any person authorized by the Manager;

            (j) To sell from time to time all or any portion of the Company's assets, or any undivided or beneficial interests therein, including without limitation the securitization, offer and sale of senior participating interests in the Company's mortgage loan portfolio, all upon such terms and conditions as the Manager shall deem appropriate in its sole business judgment; and

            (k) To retain such advisors and professionals, execute all instruments and documents and do all other things necessary or appropriate in the judgment of the Manager to effectuate any of the foregoing.

      3.02 Fiduciary Duty. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and the Manager shall not employ such funds or assets in any manner except for the exclusive benefit of the Company.

      3.03 Allocation of Time to Company Business. The Manager shall not be required to devote full time to the affairs of the Company but shall devote whatever time, effort and skill the Manager may deem to be reasonably necessary for the conduct of the Company's business. The Manager may engage in any other businesses including businesses related to or competitive with the Company.

      3.04 Exculpation and Indemnification. Neither the Manager, nor its shareholders, officers, directors, employees or agents, shall have any liability whatsoever to the Company or to any Member for any loss suffered by the Company or any Member which arises out of any action or inaction of the Manager or any of its shareholders, officers, directors, employees or agents, so long as the Manager or such other Person, in good faith, determined that such course of conduct was in the best interests of the Company and did not constitute fraud, bad faith or willful misconduct. The Manager and its shareholders, officers, directors, employees and agents and the employees and agents of the Company shall be entitled to be indemnified and held harmless by the Company, at the expense of the Company, against any loss, expense, claim or liability (including reasonable attorneys' fees, which shall be paid as incurred) resulting from the assertion of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, including claims or legal proceedings brought by a third party or by Members, on their own behalf or as a Company derivative suit, so long as the party to be indemnified determined in good faith that such course was in the best interests of the Company and did not constitute fraud, bad faith or willful misconduct; provided, that any such indemnity shall be paid solely from the assets of the Company. Nothing herein shall prohibit the Company from paying in whole or in part the premiums or other charge for any type of indemnity insurance in which the Manager or other agents or employees of the Manager or the Company are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against, or by, the Company including, but not limited to, judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom.

      3.05 Removal of the Manager; Election of Successor Manager. The Manager may be removed upon the following terms and conditions:

            (a) The Manager may be removed by the written consent of a Majority Interest of the Members. Members may exercise such right by presenting to the Manager a written notice, which shall be executed by the Members and their signatures acknowledged, to the effect that the Manager is removed effective on the date set forth in such notice.

            (b) Concurrently with delivery of such notice or within ninety (90) days thereafter by written notice similarly given, a Majority Interest of the Members may also designate a successor Manager.

            (c) Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect except for the change in the Manager and the business of the Company shall be continued by the new Manager.

      3.06 Retirement by Manager. The Manager may withdraw ("retire") from the Company upon not less than six (6) months written notice of same to the Members. In the event that the Manager retires, the Members shall elect a successor manager by a Majority Interest of the Members.

                                   ARTICLE IV
                        THE MEMBERS CAPITAL CONTRIBUTIONS

      4.01 Capital Contributions of Members. The Members shall contribute to the capital of the Company an amount equal to One Hundred Dollars ($100.00) for each Unit subscribed for by each such Member, with a minimum subscription of Fifty Units per Member (including subscriptions from entities of which such Member is the sole beneficial owner). The total initial capitalization of the Company shall be a maximum of $25,000,000 and a minimum of $500,000; provided, however, the Manager reserves the right to issue additional Units from time to time in the future without approval of the Members. The capital contributions of Members shall be made in cash.

      4.02 Admission to Company; Subscription Account. Subscription funds received by the Manager from Persons for the purchase of Units shall be placed into a segregated subscription account at a bank or savings association selected by the Manager. Subscribers for Units whose subscription funds are placed in the subscription account shall not be admitted to the Company as Members until such time as all or a portion of their subscription funds are transferred to the Company. Subscription Funds received by the Manager shall be held by it in a noninterest bearing account until being transferred to the Company. When the Company has located a suitable lending opportunity, and only if funds are not available in the Company to fund such loan (after making reasonable allowances for loss and contingency reserves), then funds from the subscription account shall be transferred to the Company for the purpose of funding the loan, at which time Units will be issued and the subscribing Person will be admitted to the Company as a Member. The Manager has the right to admit only a portion of an investor's subscription funds at any given time; however, in no case will the Manager admit less than the required minimum subscription of an investor. Generally, subscription funds shall be considered for transfer to the Company on a firstin, firstout basis; however, the Manager reserves the right to admit nonERISA plan investors before ERISA plan investors in order for the Company to remain exempt from the application of Title 29 of the Code of Federal Regulations Part 2510 relating to the definition of plan assets for purposes of ERISA (the "ERISA Plan Asset Regulations.") In the event only a portion of a subscribing Person's funds are required to fund a Company loan, then all or a portion of funds invested by such subscribing Person shall be transferred to the Company at the same time and new Units shall be issued therefor. Any subscription funds remaining in the subscription account after the expiration of sixty (60) days from the date any such subscription funds were first received by the Manager shall be returned to the subscribing Person.

      4.03 Election to Compound Earnings or Receive Cash Distributions. Upon subscription for Units, a subscribing Person will elect whether to receive monthly cash distributions from the Company or to allow his or her earnings to compound. A Member may elect to switch from compounding earnings to receiving monthly cash distributions, or vice versa, upon 60 days notice to the Manager; provided, however, that a Member may only switch from receiving cash distributions to compounding earnings if there is then in effect a permit issued by the California Department of Corporations for the offering of Units and provided further that such Member shall have received the most current version of the Company's Offering Circular. Notwithstanding the foregoing, the Manager at any time shall have the right to immediately commence making monthly distributions to one or more ERISA plan Members who previously had elected to compound earnings if necessary in order for the Company to remain exempt from the application of the ERISA Plan Asset Regulations. Income allocable to Members who elect to compound their earnings will be retained by the Company for purposes of making or investing in further mortgage loans or for other proper Company purposes, and the amount of such allocable income will be credited to their Capital Accounts.

      4.04 No Participation in Management. Except as expressly provided herein, the Members shall take no part in the conduct or control of the Company business and shall have no right or authority to act for or bind the Company. Economic Interest Owners shall have no voting rights whatsoever.

      4.05 Rights and Powers of Members. A Majority Interest of the Members shall have the right to vote upon, and to approve or disapprove, the following matters, and no others, all of which matters shall also require the prior written consent of the Manager:

            (a) dissolution and termination of the Company prior to the expiration of the term of the Company as stated in Section 2.05 above;

            (b) amendment to this Agreement, provided that this Subsection (b) shall not apply to the matters set forth in Section 12.05 below, with respect to which matters the Manager alone may amend this Agreement without the vote of the Members;

            (c) merger or consolidation of the Company pursuant to Section 9.03 below; and

            (d) Removal of the Manager and election of a successor Manager, in the manner and subject to the conditions described in Section 3.05 above.

      4.06 Meetings. Except as required by applicable laws, no annual or regular meetings of Members are required; however, to the extent meetings of the members are held, they shall be called, noticed and held, and voting procedures shall be followed in accordance with the provisions of Section 17104 of the Act.

      4.07 Limited Liability of Members. Units are nonassessable, and no Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any of the losses thereof beyond the amount of such Member's agreed upon Capital Contribution to the Company and such Member's share of any undistributed net income and gains of the Company; provided, that each Member shall remain liable to return to the Company any distributions that such Member is obligated to return pursuant to Section 17254 of the Act.

                                   ARTICLE V
                     PROFITS AND LOSSES: CASH DISTRIBUTIONS

      5.01 Losses. Losses shall be allocated among the Members as of the last day of each calendar month in accordance with their respective Percentage Interests.

      5.02 Profits. Profits shall be allocated among the Members as of the last day of each calendar month during any Fiscal Year in the following order of priority:

            (a) First, to all of the Members in the same proportions as the Losses, if any, that were previously allocated to them pursuant to Section 5.01 above, until all such Losses have been recouped;

            (b) Thereafter, to the Members in accordance with their respective Percentage Interests; provided, however, that if any Membership Interest is purchased, increased or decreased prior to the end of such calendar month, then Profits realized during such month shall be prorated in proportion to the number of days during such month that the Members' Capital Accounts were outstanding on a weighted average basis.

      5.03 Cash Available for Distribution. Cash Available for Distribution shall be distributed only to those Members who elect in writing to receive such distributions during the term of the Company in accordance with Section 4.03. Cash Available for Distribution distributable to those Members who elected to receive cash distributions as aforesaid shall be distributed to them in cash as soon as practicable after the end of each calendar month. Cash Available for Distribution allocable to the remaining Members shall be retained by the Company and credited to their respective Capital Accounts as of the first day of the succeeding calendar month. Total Cash Available for Distribution as of the close of business on the last day of each calendar month during any Fiscal Year shall be allocated among and promptly distributed or credited to the Members in accordance with their respective Percentage Interests.

      5.04 Cash Distributions Upon Dissolution. Upon dissolution and termination of the Company, all Cash Available for Distribution shall thereafter be distributed to Members in accordance with the provisions of Article IX below.

      5.05 Restoration of Deficit Capital Account Balance. No Member shall be obligated to contribute to the Company to restore a deficit in that Member's Capital Account balance. No Member shall be obligated to contribute to the Company to allow a return of capital to any other Member.

      5.06 Special Allocation Rules.

            (a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to nonrecourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Code Section 1001 and Paragraph (a) of Code
Section 1.0012 if such debt were foreclosed upon) over the adjusted basis of such property. This excess is herein defined as "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation 1.7041(b)(4)(iv)(c). Notwithstanding any other provision of Article V, the allocation of loss or deduction (or item thereof) attributable to nonrecourse debt which is secured by Company property will be allowed only to the extent that such allocation does not cause the sum of the deficit Capital Account balances of the Members receiving such allocations to exceed the minimum gain determined at the end of the Company taxable year to which the allocations relate. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to nonrecourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum of such deficit capital account balances. This Section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.7041(b)(4)(iv)(e).

            (b) In the event any Member receives any adjustments, allocations or distributions, not covered by Section 5.05(a), so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible. This Section shall operate as a qualified income offset as utilized in Treasury Regulation Section 1.7041(b)(2)(ii)(d).

            (c) Syndication expenses for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their respective Percentage Interests, provided that if additional Members are admitted to the Company on different dates, all syndication expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative syndication expenses allocated with respect to each Unit at any time is the same amount. In the event the Manager shall determine that such result is not likely to be achieved through future allocations of syndication expenses, the Manager may allocate a portion of Profits or Losses so as to achieve the same effect on the Capital Accounts of the Members, notwithstanding any other provision of this Agreement.

                                   ARTICLE VI
                             ACCOUNTING AND REPORTS

      6.01 Books and Records. The Manager shall cause the Company to keep the following books and records, which shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, the Members (but not Economic Interest Holders), or their duly authorized representatives, during reasonable business hours:

            (a) A current list of the full name and last known business or residence address of each Member and Economic Interest Owner set forth in alphabetical order, together with the capital contributions, Capital Account and Percentage Interest of each Member and Economic Interest Owner;

            (b) A current list of the full name and business or residence address of each Manager;

            (c) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

            (d) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

            (e) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

            (f) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

            (g) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

      6.02 Financial Reports and Tax Returns. The Manager shall cause to be prepared and distributed to each Member the following items within ninety (90) days after the end of each Fiscal Year of the Company:

            (a) an annual report which shall contain a balance sheet of the Company as of the end of each Fiscal Year, an income statement and a report of the activities of the Company during such Fiscal Year, including a statement of changes in financial position for that Fiscal Year, which financial statements shall be audited by an independent certified public accounting firm in accordance with generally accepted accounting principles.

            (b) a Schedule K1 and, such other information that the Members may require for preparation of their federal and state income tax returns.

      6.03 Tax Matters Partner. In the event the Company is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes or for the refund of overpayments of federal taxes arising out of a Member's distributive share of profits, the Manager shall act as the Tax Matters Partner ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.

                                  ARTICLE VII
                          TRANSFER OF COMPANY INTERESTS

      7.01 Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall apply to any and all proposed sales, assignments or transfers of Membership Interests and Economic Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio:

            (a) No Member shall make any transfer or assignment of all or any part of his Membership Interest or Economic Interest therein without the prior written consent of the Manager, which consent may be withheld in the sole discretion of the Manager.

            (b) No Member shall make any transfer or assignment of all or any part of his Membership Interest or Economic Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelvemonth period, cause a termination of the Company for federal or California state income tax purposes.

            (c) No Member shall be entitled to sell, assign, transfer or convey his Membership Interest or Economic Interest to any person or entity other than a bona fide resident of the State of California for a period of nine months after the termination of the offering of Units pursuant to which such Membership Interest (or the Membership Interest associated with such Economic Interest) was acquired.

            (d) No Member shall be entitled to sell, assign, transfer or convey his Membership Interest or Economic Interest to any Person unless such transfer complies with Section 260.141.11 of the Rules of the California Commissioner of Corporations if such Section of such Rules is applicable at the time of the proposed transfer.

            (e) Instruments evidencing a Membership Interest or Economic Interest shall bear and be subject to a legend condition in substantially the following form:

            THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED NOR HAVE THEY BEEN QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED. SUCH UNITS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME WITHOUT SUCH REGISTRATION AND QUALIFICATION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER OF THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED. IN ADDITION, IN NO EVENT MAY UNITS BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON WHO IS NOT A RESIDENT OF CALIFORNIA FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE THEREOF BY THE COMPANY. THERE ARE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER, AS SET FORTH IN THE OPERATING AGREEMENT.

            IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED BY THE COMMISSIONER'S RULES.

      7.02 Transfer of Membership Interests and Substitution. No assignee of the whole or any portion of a Membership Interest in the Company shall have the right to become a substituted Member in place of his assignor unless the following conditions are first met:

            (a) The assignor shall designate such intention in the instrument of assignment;

            (b) The written consent of the Manager to such substitution shall be obtained, which consent may be withheld in the sole discretion of the Manager and which, in any event, shall not be given if the Manager determines that such sale or transfer may jeopardize the continued ability of the Company to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may jeopardize the status of the original sale of said interest pursuant to the nonpublic and intrastate offering exemptions from registration or qualification under the Securities Act of 1933, as amended (the "1933 Act") or the California Corporate Securities Law of 1968, as amended (the "1968 Law");

            (c) The instrument of assignment shall be in a form and substance satisfactory to the Manager;

            (d) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Manager may deem necessary to effectuate such substitution, including but not limited to a power of attorney with provisions more fully described in this Agreement;

            (e) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

            (f) Such assignee shall pay all reasonable expenses (including reasonable attorneys' fees) incurred by the Manager or the Company in connection with such substitution; and

            (g) The Company has received, if requested, a legal opinion in form and substance satisfactory to the Manager that such transfer will not violate the registration provisions of the 1933 Act or the qualification requirements of the 1968 Law, which opinion shall be furnished at the Member's expense.

                                  ARTICLE VIII
                             WITHDRAWAL FROM COMPANY

      8.01 Withdrawal by Members. No Member shall have the right to withdraw from the Company, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of twelve (12) months after the date of the initial purchase of Units and admission to the Company of such Member or his or her predecessor in interest (the "Holding Period"), except for monthly distributions of Cash Available for Distribution, if any, to which such Member may be entitled pursuant to Section 5.03 above. After the expiration of said twelvemonth period, a Member may withdraw, or partially withdraw, from the Company upon the following terms:

            (a) A Member desiring to withdraw from the Company shall give not less than sixty (60) days prior written notice of same ("Notice of Withdrawal") to the Manager requesting a withdrawal not earlier than the expiration of the Holding Period, and (subject to the provisions of Subsections (c), (d) and (e) below) such Member's Capital Account as of the date of such notice shall be liquidated and distributed to such Member pursuant to the limitations of this Article, commencing on the last day of the calendar quarter in which Notice of Withdrawal is effective and continuing thereafter until paid in full.

            (b) Furthermore, commencing with the end of the calendar month in which such Notice of Withdrawal is given, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) being withdrawn shall continue to be distributed in cash to the withdrawing Member in the manner provided in Section 5.03 above.

            (c) Unless waived by the Manager in its sole discretion, to the extent a Notice of Withdrawal requests a withdrawal within the first three (3) years following the Holding Period (i.e., within four years after the date of a Members purchase of Units) the withdrawal shall be subject to an early withdrawal penalty (collectively, the "Early Withdrawal Penalties") in the following amounts, which Early Withdrawal Penalties shall be retained by the Fund and directly reduce the total value of the Capital Account being withdrawn by the withdrawing member:

                  (i) Three percent (3%) of the total amount of any withdrawal disbursement made to a withdrawing Member within the first year following the Holding Period;

                  (ii) Two Percent (2%) of the total amount of any withdrawal disbursement made to a withdrawing Member within the second year following the end of the Holding Period; and

                  (iii) One percent (1%) of the total amount of any withdrawal disbursement made to a withdrawing Member within the third year following the end of the Holding Period.

            (d) Notwithstanding any provision herein to the contrary, in certain situations, as discussed herein, the Company may give priority to the return of the Capital Accounts of certain Members and may return such Capital Accounts prior to the expiration of the Holding Period and without retention of Early Withdrawal Penalties as follows:

                  (i) First, upon the death of the sole beneficiary of a corporate pension or profitsharing plan, Individual Retirement Account or other employee benefit plan subject to ERISA or upon the death of a Member (the "Deceased Member"), the return of such Deceased Member's Capital Account shall have priority over the return of other withdrawing Members' and may be returned prior to the expiration of the Holding Period and without retention of any Early Withdrawal Penalties in the Manager's sole and absolute discretion. For any given calendar quarter, if the administrator, executor or other personal representative of the estate of the Deceased Member gives the Manager Notice of Withdrawal on or before the last day of the month immediately preceding the last month of such calendar quarter, the Company shall return the entire Capital Account of the Deceased Member on the last day of such calendar quarter. Notwithstanding the foregoing, if such Deceased Member's Capital Account exceeds $50,000, then (subject to the limitations set forth in Section 8.01(e)) the Capital Account will be returned in quarterly installments not to exceed $50,000 until the entire Capital Account has been returned.

                  (ii) Second, the Manager, in its sole and absolute discretion, shall have the right, at any given time to immediately return all or a portion of the Capital Account of one or more ERISA plan investors (the "ERISA Plan Investors") in order to ensure that the Company remains exempt from the ERISA Plan Asset Regulations. The return of such ERISA Plan Investors' Capital Accounts shall have priority over the return of all other withdrawing Members' Capital Accounts, including those of Deceased Members, and may be returned prior to the expiration of the Holding Period and without being retention of any Early Withdrawal Penalties.

            (e) A Member's Capital Account will be returned to a withdrawing Member, subject to the following limitations:

                  (i) The Company will not establish a reserve from which to fund withdrawals and, accordingly, the Company's capacity to return a Member's Capital Account is restricted to the availability of Company cash in any given calendar quarter. For this purpose, cash is considered to be available only after all current Company expenses have been paid (including compensation to the Manager and its Affiliates) and adequate provision has been made for maintaining adequate reserves and for the payment of all monthly cash distributions on a pro rata basis which must be paid to Members who elected to receive such distributions upon subscription for Units.

                  (ii) At the sole and absolute discretion of the Manager, the Company shall first apply available cash to return all or a portion of the Capital Accounts of ERISA Plan Investors.

                  (iii) The Company shall then apply available cash to return the Capital Accounts of Deceased Members, subject to a $50,000 limit per Deceased Member per calendar quarter.

                  (iv) If available cash in any given calendar quarter is inadequate to return a Member's Capital Account, the Company shall not be required to liquidate any mortgage loans prior to maturity for the purpose of liquidating the Capital Account of a withdrawing Member, but shall be required to pay whatever cash is available to withdrawing Members in order of withdrawal requests received. If Notices of Withdrawal in excess of these limitations are received by the Manager, the priority of distributions among Members (but not deceased Members who shall have first priority) shall be determined by the chronological order in which their respective Notices of Withdrawal are received.

                  (v) Except as otherwise provided above, distributions of Capital Accounts to withdrawing Members in any given calendar quarter shall be limited to $25,000 per such calendar quarter for any withdrawing Member.

                  (vi) Finally, except upon the winding up and termination of the Company, the Manager shall not within any one calendar year liquidate more than 10% of the total Company Capital Accounts which were outstanding on the first day of such calendar year. In the event that the Company dissolves at a time when there are outstanding unfulfilled withdrawal requests, such withdrawal requests (even if the Company has commenced liquidation of Members' Capital Accounts on an installment basis pursuant to Article IX) will thereafter be of no further force or effect and all Members shall thereafter be entitled to receive liquidating distributions in accordance with Article IX below.

            (f) Notwithstanding the foregoing, during the liquidation period the Capital Account of a withdrawing Member shall remain subject to adjustment as described in Section 1.05 above. For example, any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately. In no event shall any Member receive cash distributions upon withdrawal from the Company if the effect of such distribution would be to create a deficit in such Member's Capital Account.

            (g) If the Company dissolves pursuant to Section 9.01 below at a time when any Members who have previously given Notices of Withdrawal have not yet received the return of their respective full Capital Accounts, then in such event the winding up provisions of Section 9.02 below shall apply and the distribution provisions of Subsection 9.02(c) shall be controlling, such that liquidation payments shall thereafter be made proportionately to all Members pursuant to Subsection 9.02(c) and no further payments shall be made pursuant to Subsection 8.01(a) above.

                                   ARTICLE IX
                DISSOLUTION OF THE COMPANY; MERGER OF THE COMPANY

      9.01 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

            (a) The affirmative vote of a Majority Interest of the Members, with the concurrence of the Manager; or

            (b) An entry of a decree of judicial dissolution pursuant to Section 17351 of the California Corporations Code.

      9.02 Winding Up. Upon the occurrence of an event of dissolution, the Company shall not immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company's affairs as follows:

            (a) No new loans shall be made or purchased;

            (b) Except as may be agreed upon by the Manager and a Majority Interest of Members in connection with a merger or consolidation described in
Section 9.03, the Manager shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties (including the Manager or Affiliates) or by servicing the Company's outstanding loans in accordance with their terms; provided, however, the Manager shall liquidate all Company assets for the best price reasonably obtainable in order to completely wind up the Company's affairs within five (5) years after the date of dissolution;

            (c) Except as may be agreed upon by the Manager and a Majority Interest of Members in connection with a merger or consolidation described in
Section 9.03, all sums of cash held by the Company as of the date of dissolution (including liquid assets which shall be converted to cash), together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be applied and promptly distributed to the Members in proportion to the positive balances in their respective outstanding Capital Accounts, but only after all the Company's debts have been paid or otherwise adequately provided for.

            (d) Upon the completion of the liquidation of the Company and distribution of liquidation proceeds, the Manager shall cause to be filed a Certificate of Dissolution as required by the Act and shall furnish to each of the Members a statement setting forth the receipts and disbursements of the Company during such liquidation, the amount of proceeds from such liquidation distributed with respect to Company Interests and the amount of proceeds paid or distributed to Members.

      9.03 Merger or Consolidation of the Company. The Company may be merged or consolidated with one or more other entities, which may be Affiliates of the Company or the Manager, if the principal terms of any such merger or consolidation are first approved by the Manager and by the affirmative vote of a Majority Interest of the Members. Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Company or purchase of the assets of, or units in, one or more other entities. The foregoing shall not be interpreted as setting forth the exclusive means of merging or consolidating the Company, and the Company may utilize any method by which the Company may be merged or consolidated pursuant to the Act or any other provision of applicable law.

                                   ARTICLE X
          TRANSACTIONS BETWEEN THE COMPANY, THE MANAGER AND AFFILIATES

      10.01 Loan Origination Fees. The Company may purchase existing loans from the Manager or will enter into loan transactions in which the Manager will act as a broker in arranging the loan, for which it will receive brokerage, origination, renewal or forbearance fees in an amount determined on a casebycase basis, provided that the loan brokerage, origination or renewal fees are anticipated to average between two percent (2%) and six percent (6%) of the principal amount of the loan and will generally not be less than two thousand dollars ($2,000) per loan.

      10.02 Loan Servicing and Asset Management Fees. The Manager may act as servicing agent with respect to all Company loans and may manage all of the Company's assets. In consideration for such collection and management efforts, the Manager shall be entitled to receive the following compensation:

            (a) A monthly servicing fee not exceeding one quarter of one percent per annum (i.e. onetwelfth (1/12) of .25% percent (0.020833%)) monthly of the total unpaid principal balance of each loan serviced, payable only as interest is received by the Company; and

            (b) A monthly asset management fee equal up to onetwelfth (1/12) of 2.75% percent (.23%) of the Gross Assets Under Management. The monthly asset management fee will be calculated as of the last day of each calendar month with respect to Net Assets Under Management as of the first day of the immediately preceding month.

      10.03 Sale of Real Estate to the Manager or its Affiliates. In the event the Company becomes the owner of any real property by foreclosure on a Company loan, the Company may sell such property to the Manager or an Affiliate of the Manager provided:

            (a) No foreclosed property will be sold to the Manager or an Affiliate thereof unless the Manager has first used its best efforts to sell any property at a fair price on the open market for at least ninety (90) days.

            (b) In the event any property is sold to the Manager or an Affiliate thereof, the net purchase price must be more favorable to the Company than any thirdparty offer received. The purchase price will also be: (i) no higher than the independently appraised value of such property at the time of sale, and (ii) no lower than the total amount of the Company's "investment" in the property. The Company's investment includes, without limitation, the following: the unpaid principal amount of the Company's loan, unpaid interest accrued to the date of foreclosure, expenditures made to protect the Company's interest in the property such as payments to senior lienholders and for insurance and taxes, costs of foreclosure (including attorneys' fees actually incurred to prosecute the foreclosure or to obtain relief from stays in bankruptcy), and any advances made by the Manager, if any, on behalf of the Company for any of the foregoing.

            (c) Neither the Manager nor any of its Affiliates shall receive a real estate commission in connection with such a sale.

      10.04 Loan Processing Fees. The Manager or an Affiliate of the Manager may provide certain document preparation, and loan processing services, for which services the Manager or such Affiliate shall be entitled to receive such fees from borrowers as are permitted by law and as are generally prevailing in the geographical area where the property securing the loan is located.

      10.05 Late Payment Charges; Default Interest. The Manager will be entitled to receive and retain, and Members hereby assign to Manager, any and all monthly late charges collected from any borrower on a Fund loan. Manager will also be entitled to receive and retain and the Members hereby assign to the Manager any Default Interest collected from any borrower under a Fund loan. For the purpose of this paragraph, "Default Interest" shall mean the difference between the increased amount of interest due upon a borrower's default under a loan (if any) over the loan rate of interest otherwise due under the loan.

      10.06 Purchase of Loans from Manager or Affiliates. The Company may purchase existing loans from the Manager or Affiliates, provided that the following conditions are met:

            (a) At the time of purchase the borrower shall not be in default under the loan;

            (b) The purchase price for such loan does not exceed the unpaid balance of principal, accrued interest and other charges owing thereunder; and

            (c) The loan satisfies the loan underwriting criteria customarily applied by the Company with respect to loans made to or purchased from unrelated third parties.

      10.07 Sale of Loans to Manager or Affiliates. The Company may sell existing loans to the Manager or its Affiliates, but only so long as the Company receives net sales proceeds from such sale in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such loan, or the fair market value of such loan, whichever is greater. Notwithstanding the foregoing, the Manager shall be under no obligation to purchase any loans from the Company or to guarantee any payments under any Company loan, except as provided in Section 10.07 below.

      10.08 Loans to Related Parties. The Company shall not make or purchase any loan in which the borrower is an Affiliate of the Manger or any of its Members (a "Related Party Loan"), unless all of the following conditions are satisfied:

            (a) the underwriting standards applied to any Related Party Loan shall be consistent with those customarily applied by the Company and the loan terms and conditions shall not be more favorable to the related borrower in any material respect than the Company would make available to an unrelated borrower in a comparable loan transaction negotiated at arm's length;

            (b) immediately after making or purchasing any Related Party Loan, the aggregate unpaid principal balance of all outstanding Related Party Loans shall not exceed twenty percent (20%) of the Company's Loan Portfolio; and

            (c) the Manager shall, and hereby agrees, to purchase (or cause an Affiliate to purchase) from the Company any Related Party Loan with respect to which any material event of default by the borrower has occurred and is continuing for thirty (30) days.

      10.09 Reimbursement of Manager for Certain Expenses. The Manager shall be reimbursed by the Company for all organizational syndication and other operating expenses incurred on behalf of the Company, including without limitation, outofpocket general and administrative expenses of the Company, related to the offering of Membership Interests, accounting and audit fees, legal fees and expenses, postage, and preparation of reports to Members.

                                   ARTICLE XI
                                   ARBITRATION

      11.01 Arbitration. Any action to resolve any controversy or claim arising out of or related to this Agreement, or the breach hereof, however characterized, shall be resolved through a binding, nonpublic arbitration before an adjudicator selected as provided in this Article XI.

      11.02 Demand for Arbitration. Any party desiring to bring any action under this Agreement shall give written notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by paragraph number and title, if applicable, of the provisions of this Agreement pertaining to the dispute.

      11.03 Appointment of Arbitrator. The parties shall endeavor to agree, within thirty (30) days of the abovedescribed notice, upon a mutually acceptable adjudicator to resolve the dispute. The adjudicator shall be a single former judge of the Superior Court or the Court of Appeal of the State of California or member in good standing with the California State Bar currently employed by or associated with the office of JAMS/ENDISPUTE ("JAMS") located in or nearest to Redding, California. If the parties cannot agree upon the adjudicator within such thirty (30)day period, then JAMS, in its sole discretion, shall provide a list of three adjudicators with the qualifications set forth above. Within ten
(10) days of JAMS providing the abovedescribed list, each of the parties shall be entitled to strike one name from the list and so notify JAMS. JAMS, in its sole discretion, thereafter shall select as adjudicator any one of the persons remaining on the list, and the person so selected shall thereafter serve as adjudicator. If for any reason JAMS is unable or unwilling to make such an appointment, either party may apply to the Superior Court of the State of California in and for the County of Nevada for appointment of any former judge of the Superior Court or the Court of Appeal of the State of California to serve as adjudicator. The appointment of an adjudicator, whether by JAMS or by the Superior Court pursuant to the foregoing, shall be made, and the adjudicator shall serve, without further objection from either party, except on the ground of conflict of interest, if any, pursuant to the same rules that would apply if the former judge were serving as an active member of the Superior Court or Court of Appeal.

      11.04 Hearing. The hearing shall take place at a mutually acceptable location in Redding, California and shall be conducted pursuant to the provisions of the California Arbitration Act commencing with California Code of Civil Procedure Section 1280, the rules and procedures established by JAMS, and such other rules and procedures as may be determined by the adjudicator; provided, however, that: (1) at the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern; and (2) discovery between the parties prior to the arbitration hearing shall be limited to the mutual exchange of relevant documents. Interrogatories, requests for admissions, and depositions of witnesses shall not be permitted.

      11.05 Arbitration Award. In resolving the dispute, the adjudicator shall apply the pertinent provisions of this Agreement without departure therefrom in any respect, and the adjudicator shall not have the power to change any of the provisions of the Agreement. The adjudicator shall try all of the issues, including any issues that may be raised concerning arbitrability of the dispute, subjectmatter and personal jurisdiction, and any and all other issues, whether of fact or of law, and shall hear and decide all motions and matters of any kind. The adjudicator shall not be required to prepare a written statement of decision as to any interlocutory decision, but at the conclusion of the arbitration shall prepare a written statement of decision thereon which shall be final and binding upon the parties, and upon which judgment may be entered in accordance with applicable law in any court having jurisdiction thereof. Any interlocutory decisions by the adjudicator likewise shall be final and binding, except that the adjudicator shall have the power to reconsider such.

      11.06 Costs of Arbitration. The prevailing party in any dispute regarding or arising out of this Agreement shall be entitled to an award of its reasonable attorneys' fees in addition to any other relief to which it is entitled.

      11.07 WAIVERS. THE PARTIES HEREBY FREELY WAIVE THE RIGHT TO TRIAL BY JUDGE OR JURY, THE RIGHT TO APPEAL, FULL PRETRIAL DISCOVERY AND APPLICATION OF THE RULES OF EVIDENCE.

                                  ARTICLE XII
                                  MISCELLANEOUS

      12.01 Legal Representation.

            (a) Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction ("Rules"). Each Member acknowledges that Company counsel does not represent any Member in the absence of a clear and explicit written agreement to such effect between the Member and Company counsel, and that in the absence of any such agreement Company counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and the Company, or between any Members or the Company, on the one hand, and the Manager (or Affiliate), on the other hand, then each Member agrees that Company counsel may represent the Company and/or such Manager (and/or its Affiliates), in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

            (b) Each Member further acknowledges that Company counsel has represented only the interests of the Manager and not the Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

      12.02 Covenant to Sign Documents. Without limiting the power of attorney granted by Sections 2.06 and 2.07 above, each Member covenants, for himself and his successors and assigns, to execute, with acknowledgement or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient in the creation of the Company and the achievement of its purposes, including, without limitation, all such filings, records or publications necessary or appropriate in the judgment of the Manager to comply with the applicable laws of any jurisdiction in which the Company shall conduct its business.

      12.03 Notices. Except as otherwise expressly provided for in this Agreement, all notices shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, firstclass postage prepaid, addressed to the Member's address as shown in the books of the Company. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 2.03 above or as hereafter charged as provided herein.

      12.04 Right to Engage in Competing Business. Nothing contained herein shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for capitalizing on information received as a consequence of the Manager's management of the affairs of this Company.

      12.05 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority Interest of the Members with the written concurrence of the Manager. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, when:

            (a) There is a change in the name of the Company or the amount of the contribution of any Member;

            (b) A person is substituted as a Member;

            (c) An additional Member is admitted;

            (d) A person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

            (e) There is a change in the character of the business of the Company;

            (f) There is a false or erroneous statement in this Agreement; or

            (g) A change in this Agreement is required in order that it shall accurately represent the agreement among the Members.

      12.06 Governing Law. This Agreement shall be governed by and shall be interpreted and enforced in accordance with the substantive laws of the State of California.

      12.07 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

      12.08 Waiver. No waiver by any party hereto of any breach of, default under, or assertion of its rights under this Agreement shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement.

      12.09 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      12.10 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

      12.11 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neutral genders, and the word "person" shall include a natural person, firm, partnership, corporation, trust, association of other form of legal entity. Any consent or action required or permitted to be given or made by a Manager may be given or made by any Manager.

      12.12 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by the Manager on behalf of the Members as their attorneyinfact.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

MANAGER:                              LAKESIDE FINANCIAL GROUP, INC.
                                      a California corporation

                                      By:
                                         ---------------------------------------

                                      Its:
                                         ---------------------------------------
MEMBER:


                                      ------------------------------------------

                                      Name:
                                            ------------------------------------

                                      Date:
                                            ------------------------------------


                                       81
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                                   SCHEDULE A

                                    MEMBERS

Name and Address                  Date of Admission         Capital Contribution
----------------                  -----------------         --------------------


                                       25